Exhibit 16.1

December 17, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:  China BCT Pharmacy Group, Inc.

Commissioners:

We have read the statements made by China BCT Pharmacy Group, Inc. which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of China BCT Pharmacy Group, Inc. dated December 18, 2012.  We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/ PKF

PKF
Certified Public Accountants
A Professional Corporation

San Diego, California